United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

8503 Hilltop Drive, Ooltewah, Tennessee

37363

(Address of Principal Executive Offices)

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On Friday, May 25, 2018, Miller Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Dalton, Georgia. As of the record date, April 3, 2018, there were 11,384,296 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 9,278,692 shares representing 81.50% of the common stock entitled to vote at the Annual Meeting.

The matters considered and voted on by the Company’s shareholders at the Annual Meeting, the votes cast for, withheld or against, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

1.       The shareholders elected each of the following five directors to hold office for a term of one year or until their successors are duly elected and qualified, with the vote on the matter being reflected as follows:

Name	For	Withheld	Non-Votes
Theodore H. Ashford III	6,397,899	2,880,793	0
A. Russell Chandler, III	8,476,299	802,393	0
William G. Miller	6,516,153	2,762,539	0
William G. Miller, II	8,812,468	466,224	0
Richard H. Roberts	6,512,143	2,766,549	0

2.       The shareholders voted, on a non-binding advisory basis, to approve the compensation of the Company’s named executive officers, with the vote on the matter being reflected as follows:

Vote Type	Number of Votes
For	9,155,422
Against	52,814
Abstain	70,456
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc.
(Registrant)

By:	/s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and Secretary

Dated: May 29, 2018